UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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Juniper Networks, Inc.

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May 17, 2011
Via E-Mail
Gina Caires
Fidelity Investments
Re: Recommendation to Board
Dear Ms. Caires:
We very much appreciate the opportunity to discuss our request to add an additional 30 million shares to our 2006 Equity Incentive Plan (the “Plan”) with you and other members of the Fidelity team. As we’ve discussed with you, the current levels of equity award issuances are pursuant to a disciplined plan put into place in 2009 by a new management team. We believe there are circumstances specific to Juniper Networks which would lead to the conclusion that our average 3 year burn rate is acceptable to Fidelity. In 2009 our burn rate under the Plan was 2.5% with 935 newly hired employees, and in 2010 our burn rate under the Plan was 2.2% with 2,628 newly hired employees.
One of the critical components to successful execution of Juniper Networks growth agenda is attracting, engaging and retaining world-class talent. That fact makes the Plan vital to our growth strategy. In 2010 we were grateful for your support of the proposed increase of 30 million shares authorized for the program, the first such request since 2006. The request for another increase in 2011 reflects the acceleration of our growth strategy, evidenced in our strong 2010 results and recent innovation announcements in the mobility, data center and other areas, which we believe will position us to capitalize on significant growth in network investment by both service providers and enterprise customers over the next several years. The talent we’ve attracted to Juniper Networks over the past year and will continue to seek will play a big role in our success in that regard.
As we pursue this growth we recognize the importance of protecting the value of your investment in Juniper Networks. We have discussed with you our commitment to managing the dilution impact of the Plan at less than 3%. In 2010 we delivered on that commitment by maintaining the overall dilutive impact of new share issuance at 2.2%.
We also confirm that in the next fiscal year our management team will discuss with the Board of Directors, as contemplated by the Fidelity Investments Corporate Governance and Proxy Guidelines of Juniper Networks’ industry, that Juniper maintain its 3 year burn rate at below 1.5%.
As a management team, we are committed to recruiting and retaining world-class talent to drive the future growth of our company. We are also deeply committed to ensuring we exercise discipline and are mindful of the dilutive impact of these programs.

Very truly yours,

/s/ Mitchell L. Gaynor
Executive Vice President, General Counsel & Secretary